UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 5, 2007

Conexant Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24923	25-1799439

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 MacArthur Boulevard, Newport Beach, California	92660

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	949-483-4600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2007, Conexant Systems, Inc. (the “Company”) announced that the Board of Directors of the Company had elected Karen Roscher as Senior Vice President and Chief Financial Officer of the Company, effective September 10, 2007, replacing J. Scott Blouin, who will be leaving the Company to pursue other opportunities. A copy of the Company’s press release dated September 5, 2007 is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Ms. Roscher, age 48, has been Vice President, Corporate Financial Planning and Analysis of Freescale Semiconductor, Inc., a semiconductor company, since June 2007, where she previously served as Vice President, Tax from December 2006 to June 2007 and Vice President and Corporate Controller from September 2004 to December 2006. From July 2003 through August 2004, Ms. Roscher served as Vice President and Financial Planning and Analysis Director of the Semiconductor Products Sector of Motorola, Inc., a wireless and broadband communications company, where she previously served as Vice President and Networking & Computing Systems Group Finance Director from January 2000 through July 2003.

The Company and Ms. Roscher have entered into an employment agreement setting forth the terms and conditions of Ms. Roscher’s employment as Senior Vice President and Chief Financial Officer of the Company. The agreement provides that Ms. Roscher will serve as Senior Vice President and Chief Financial Officer from September 10, 2007 through September 9, 2009. Following that initial term, the agreement will be automatically extended for additional one-year terms, unless either party notifies the other that it no longer wishes the extensions to continue. In exchange for her services, Ms. Roscher will be paid an initial annual base salary of $325,000 and will be eligible for an annual performance bonus as determined by the Board of Directors of the Company or the Compensation and Management Development Committee of the Board (the “Compensation Committee”), with a fiscal year 2008 annual target bonus of 60% of annual base salary, provided that Ms. Roscher will receive a bonus of not less than $100,000 for fiscal year 2008, to be disbursed when normal bonuses are paid. Within 30 days of beginning her employment, Ms. Roscher will receive a special bonus of $150,000, which is subject to repayment if Ms. Roscher voluntarily terminates her employment for any reason, other than as a result of death or disability (as defined in the agreement), or if her employment is terminated by the Company for “cause” (as defined in the agreement), within one year. For future periods, the Board of Directors or the Compensation Committee will determine Ms. Roscher’s annual base salary (which may not be decreased) and annual target bonus.

Upon commencement of employment, Ms. Roscher will be granted (i) options to purchase 1,000,000 shares of the Company’s common stock (“Common Stock”) at a price equal to the fair market value of the Common Stock on the date of grant, which options will become exercisable in three equal installments on the first, second and third anniversaries of the commencement of her employment, and (ii) 360,000 restricted stock units, which will vest in equal installments on the first, second and third anniversaries of the commencement date. She will also receive 250,000 performance restricted stock units that will vest one-third if the Common Stock sustains an average closing price of $3.00 over a 60 calendar day period, one-third if the Common Stock sustains an average closing price of $4.50 over a 60 calendar day period and one-third if the Common Stock sustains an average closing price of $6.00 over a 60 calendar day period. Any unvested portion of the performance restricted stock units will be forfeited five years after the date of grant. In the event of a change of control of the Company (as defined in the agreement) (i) any of the foregoing stock options and non-performance based restricted stock units that are not vested will vest and (ii) if not already vested, one-third of the foregoing performance restricted stock units will vest if the closing price of the Common Stock (or the price per share of Common Stock in the corporate transaction that constitutes the change of control) on the date of the change of control is at least $3.00, an additional one-third will vest if such price is at least $4.50 and an additional one-third will vest if such price is at least $6.00. Upon commencement of employment, in connection with her relocation to California, Ms. Roscher will be eligible to receive certain relocation benefits, including allowances and reimbursements of relocation, home finding, home selling, temporary living and other expenses; provided that such benefits shall be subject to (x) repayment in full if, within one year of her relocation, Ms. Roscher voluntarily terminates her employment for any reason or her employment is terminated by the Company for “cause” (as defined in the agreement) or (y) partial repayment if such a termination occurs between one year and two years of her relocation.

Under the agreement, if the Company terminates Ms. Roscher’s employment as Senior Vice President and Chief Financial Officer without “cause” (as defined in the agreement), (1) the Company will pay her a cash lump-sum equal to the sum of (A) any unpaid base salary (and any other unpaid amounts) accrued through her termination date, (B) her annual base salary, (C) her annual target bonus, and (D) $50,000; (2) the Company will continue to provide coverage under the Company’s health insurance plan to her for 18 months after the date of her termination; and (3) all of her options and non-performance based restricted stock units will become fully vested and Ms. Roscher may exercise all such options until the earlier of (A) the fifteen month anniversary of her termination date and (B) the expiration date of such options set forth in the option awards.

Ms. Roscher is restricted from competing with the Company (to the extent permitted by law) or soliciting employees or customers of the Company during and for 12 months after the employment period. Ms. Roscher will generally be made whole in the event of payment of any excise taxes imposed by the Internal Revenue Code of 1986, as amended (the “Code”), on certain change of control payments and in the event of any payment of penalty tax and interest imposed by Code Section 409A.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.
99.1 Press release of the Company dated September 5, 2007.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONEXANT SYSTEMS, INC.
By:	/s/ Dennis E. O’Reilly

	Name: Title:	Dennis E. O’Reilly Senior Vice President, Chief Legal Officer and Secretary

Date:  September 5, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of the Company dated September 5, 2007.